    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 1999

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                                 ALLERGAN, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                              95-01622442
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                            -------------------------

                                2525 DUPONT DRIVE
                            IRVINE, CALIFORNIA 92612
                    (Address of Principal Executive Offices)

                            -------------------------

                                 ALLERGAN, INC.
                           STOCK PRICE INCENTIVE PLAN
                              (Full Title of Plan)

                            -------------------------

                          FRANCIS R. TUNNEY, JR., ESQ.
             CORPORATE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                 ALLERGAN, INC.
                                2525 DUPONT DRIVE
                            IRVINE, CALIFORNIA 92612
                                 (714) 246-4500
 (Name, address and telephone number, including area code, of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
                                                         PROPOSED      PROPOSED
                                                         MAXIMUM       MAXIMUM
                                          AMOUNT         OFFERING     AGGREGATE     AMOUNT OF
          TITLE OF SECURITIES              TO BE        PRICE PER      OFFERING    REGISTRATION
           TO BE REGISTERED             REGISTERED        SHARE        PRICE(1)      FEE(1)
-----------------------------------------------------------------------------------------------
   COMMON STOCK, $.01 PAR VALUE        18,431 SHARES      $64.75    $1,193,407.25    $352.06
===============================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(h) and 457(c) based on the average of the high and low prices of the Common Stock of the Company as reported on January 5, 1999 on the New York Stock Exchange.

================================================================================

                                  INTRODUCTION

        This Registration Statement on Form S-8 is filed by Allergan, Inc. (the "Company") relating to 18,431 shares of the Company's Common Stock, $.01 par value ("Common Stock"), issuable to certain employees of the Company under the Stock Price Incentive Plan (the "Plan").

                                     PART I

                     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

        * Information required by Part I of Form S-8 to be contained in the
        Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which previously have been filed by the Company with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1998;

        (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 26, 1998;

        (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 25, 1998;

        (e)     The Company's Current Report on Form 8-K filed June 9, 1998;

        (f)     The Company's Current Report on Form 8-K filed June 25, 1998;
                and

        (g) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (Registration No. 33-28855), including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

        For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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

ITEM 4. DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145(a) of the Delaware General Corporation Law (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the GCL further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

        As permitted by Section 102(b)(7) of the GCL, the Company's Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit.

        The Company's Certificate of Incorporation also requires that directors and officers be indemnified to the maximum extent permitted by Delaware law. The Company has entered into indemnity agreements with each of its directors and executive officers. These indemnity agreements require that the Company pay on behalf of each director and officer party thereto any amount that he or she is or becomes legally obligated to pay because of any claim or claims made against him or her because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he or she commits or suffers while acting in his or her capacity as a director and/or officer of the Company and solely because of his or her being a director and/or officer. Under the GCL, absent such an indemnity agreement, indemnification of a director or officer is discretionary rather than mandatory (except in the case of a proceeding in which a director or officer is successful on the merits). Consistent with the Company's Bylaw provision on the subject, the indemnity agreements require the Company to make prompt payment of defense and investigation costs and expenses at the request of the director or officer in advance of indemnification, provided that the recipient undertakes to repay the amounts if it is ultimately determined that he or she is not entitled to indemnification for such expenses and provided further that such advance shall not be made if it is determined that the director or officer acted in bad faith or deliberately breached his or her duty to the Company or its stockholders and, as a result, it is more likely than not that it will ultimately be determined that he or she is not entitled to indemnification under the terms of the indemnity agreement. The indemnity agreements make the advance of litigation expenses mandatory absent a special determination to the contrary, whereas under the GCL absent such an indemnity agreement, such advance would be discretionary. Under the indemnity agreement, the director or officer is permitted to petition the court to seek recovery of amounts due under the indemnity agreement and to recover the expenses of seeking such recovery if he or she is successful. Without the indemnity agreement, the Company would not be required to pay or reimburse the director or officer for his or her expenses in seeking indemnification recovery against the Company. By the terms of the indemnity agreement, its benefits are not available if the director or officer has other indemnification or insurance coverage for the subject claim or, with respect to the matters giving rise to the claim, (i) received a personal benefit, (ii) violated section 16(b) of the Securities Exchange Act of 1934 or analogous provisions of law, or (iii) committed certain acts of dishonesty. Absent the indemnity agreement, indemnification that might be made available to directors and officers could be changed by amendments to the Company's Certificate of Incorporation or Bylaws.

        The Company has a policy of directors and officers liability insurance that insures the Company and its directors and officers against damages, settlements, and defense costs under certain circumstances.

ITEM 8. EXHIBITS.

     EXHIBIT
     NUMBER        DESCRIPTION

       4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 33-28855) filed May 24, 1989)

       4.2 Bylaws of the Company (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995)

       4.3 Certificate of Designation, Preferences and Rights of Series A Participating Preferred Stock as filed with the State of Delaware on May 22, 1989 (incorporated by reference to
                   Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No. 33-28885) filed
                   May 24, 1989)

       4.4 Allergan, Inc. Stock Price Incentive Plan, (incorporated by reference to Exhibit 10.21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

       5 Opinion of Counsel (relating to legality of securities being registered)

      23.1         Consent of KPMG LLP

      23.2         Consent of Counsel (included in Exhibit 5 hereto)

      24           Power of Attorney (contained on signature page hereto)


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

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 5, 1999.


                                          ALLERGAN, INC.



                                          By:     /s/ FRANCIS R. TUNNEY, JR.
                                             -----------------------------------
                                                   Francis R. Tunney, Jr.
                                                  Corporate Vice President,
                                                General Counsel and Secretary

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints FRANCIS R. TUNNEY, JR. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                            TITLE                                DATE
---------                            -----                                ----
/s/ David E. I. Pyott                President and Chief Executive        January 5, 1999
---------------------------------    Officer (Principal Executive
         David E. I. Pyott           Officer)

 /s/Herbert W. Boyer, Ph. D.         Chairman of the Board                January 5, 1999
---------------------------------
      Herbert W. Boyer, Ph. D.

 /s/Francis R. Tunney, Jr.           Corporate Vice President, General    January 5, 1999
---------------------------------    Counsel and Secretary (Principal
      Francis R. Tunney, Jr.         Financial Officer)

 /s/ Dwight J. Yoder                 Senior Vice President and            January 5, 1999
---------------------------------    Controller (Principal Accounting
          Dwight J. Yoder            Officer)

 /s/ Gavin S. Herbert                Chairman Emeritus                    January 6, 1999
---------------------------------    Director
         Gavin S. Herbert

 /s/ William R. Grant                Director                             January 5, 1999
---------------------------------
         William R. Grant

 /s/ Lester J. Kaplan, Ph.D          Director                             January 5, 1999
---------------------------------
      Lester J. Kaplan, Ph.D.

 /s/ Michael R. Gallagher            Director                             Januray 5, 1999
---------------------------------
       Michael R. Gallagher

 /s/ Karen R. Osar                   Director                             January 5, 1999
---------------------------------
       Karen R. Osar

                                  EXHIBIT INDEX

     EXHIBIT
     NUMBER        DESCRIPTION
     ------        -----------

       4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 33-28855) filed May 24, 1989)

       4.2 Bylaws of the Company (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995)

       4.3 Certificate of Designation, Preferences and Rights of Series A Participating Preferred Stock as filed with the State of Delaware on May 22, 1989 (incorporated by reference to
                   Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No. 33-28885) filed
                   May 24, 1989)

       4.4 Allergan, Inc. Stock Price Incentive Plan, (incorporated by reference to Exhibit 10.21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

       5 Opinion of Counsel (relating to legality of securities being registered)

      23.1         Consent of KPMG LLP

      23.2         Consent of Counsel (included in Exhibit 5 hereto)

      24           Power of Attorney (contained on signature page hereto)